UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2025
_____________________
Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1166 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices and Zip Code)
(212) 832-3232
(Registrant's telephone number, including area code)

_________________________________________ (Former name or former address, if changed since last report)
  ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Daniel Charles provided notice to Cohen & Steers, Inc. (the “Company”) of his decision to retire from his positions as Executive Vice President and Head of Global Distribution, after nearly 6 years of service to the Company and a 37-year career in the asset management industry.

Mr. Charles and the Company have mutually agreed that he will remain with the Company in such positions for such time as the Company deems reasonably necessary to ensure an orderly transition of responsibilities.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Charles’ decision to retire from his executive positions at the Company is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits listed on the exhibit index accompanying this Current Report on Form 8-K are furnished herewith.

Exhibit No.	Description
99.1	Press release dated March 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: March 10, 2025	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: Executive Vice President, General Counsel and Secretary